QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.bb

FIRST AMENDMENT TO
PARTICIPATION AGREEMENT

        THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT, dated as of January 29, 2001 (this " Amendment "), amends the Participation Agreement, dated as of October 22, 1999 (the " Participation Agreement "), by and among ADC Telecommunications, Inc., a Minnesota corporation, as Lessee; Lease Plan North America, Inc., not in its individual capacity, except as expressly stated therein, but solely as Agent Lessor for the Participants; the Persons named on Schedule I thereto, as Participants; and ABN AMRO Bank N.V., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix 1 to the Participation Agreement.

        WHEREAS, the parties hereto have entered into the Participation Agreement and the other Operative Documents to fund the Construction of the Financed Improvements on the Land; and

        WHEREAS, the parties hereto desire to amend the Participation Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1 AMENDMENTS. Effective as of the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2 , the Participation Agreement shall be amended in accordance with Sections 1.1-1.6 .

        SECTION 1.1 ERISA Compliance . Section 7.2(l)(iii) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

  "(iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has an Unfunded Pension Liability with an aggregate liability amount thereunder in excess of $5,000,000; (C) neither Lessee nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) in an aggregate liability amount thereunder in excess of $5,000,000; (D) neither Lessee nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan in an aggregate amount thereunder in excess of $5,000,000; and (E) neither Lessee nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA."

        SECTION 1.2 Covenants of Lessee . Section 8.1(i)(v)(F)(C) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

  "(C) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Lessee or any ERISA Affiliate if such adoption results in a material increase in contributions or Unfunded Pension Liability; or"

        SECTION 1.3 Limitation on Liens . Section 8.2(l) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:

  "(l) other Liens not of the type described in the foregoing clauses (a) through (k); provided, that (i) both before and after giving effect to the creation of such Lien no Default or Event of Default shall have occurred and be continuing and (ii) the aggregate amount of Indebtedness and/or other liabilities secured by such Liens when combined with the aggregate principal amount of obligations owed by Lessee and its Subsidiaries under Sale and Leaseback Transactions shall at no time exceed $50,000,000."

        SECTION 1.4 Limitation on Indebtedness . Section 8.6(d) of the Participation Agreement is hereby amended by deleting the reference to "$25,000,000" appearing therein and replacing it with a reference to "$50,000,000".

        SECTION 1.5 Lease Obligations . Section 8.10 of the Participation Agreement is hereby amended by (a) deleting the word "and" at the end of clause (b) thereof, (b) changing the reference to clause (c) thereof to clause (d), and (c) adding the following new clause (c) immediately after clause (b) thereof:

        "(c) Sale and Leaseback Transactions; and".

        SECTION 1.6 Sale and Leaseback Transactions . Appendix 1 to the Participation Agreement is hereby amended by adding thereto the following new defined term "Sale and Leaseback Transaction" in proper alphabetical order:

          "' Sale and Leaseback Transaction ' means any arrangement with any bank, insurance company or other lender or investor (not including Lessee or any Subsidiary) to which any such lender or investor is a party, providing for the leasing by Lessee or a Subsidiary under an operating lease of any property which has been or is to be sold or transferred by Lessee or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property if (a) Lessee or such Subsidiary would be permitted to create Indebtedness secured by a Lien pursuant to the terms of Section 8.2 on the property to be leased in an amount equal to the proceeds with respect to such Sale and Leaseback Transaction; and (b) Lessee or such Subsidiary would be permitted to dispose of such property pursuant to the terms of Section 8.3."

        SECTION 2 CONDITION PRECEDENT. This Amendment shall become effective as of the date hereof when the Agent Lessor shall have received this Amendment, duly executed by each of the parties hereto.

        SECTION 3 REPRESENTATIONS AND WARRANTIES. Each of the parties hereto hereby represents and warrants that (a) the execution, delivery and performance of this Amendment has been duly authorized by such party, (b) the person executing this Amendment on its behalf has been duly authorized to act on its behalf, (c) this Amendment constitutes its legal, valid, binding and enforceable agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting the rights of creditors generally and (d) its entry into this Amendment will not violate any agreement, law, rule or regulation by which it is bound or by which any of its assets are affected.

        SECTION 4 MISCELLANEOUS.

        SECTION 4.1 Continuing Effectiveness, etc . This Amendment shall be deemed to be an amendment to the Participation Agreement, and the Participation Agreement, as amended hereby, and each other Operative Document, shall remain in full force and effect and are hereby ratified, approved and confirmed in each and every respect. On and after the date hereof, all references to the "Participation Agreement" in the Operative Documents or in any other document, instrument, certificate, agreement, opinion or writing shall be deemed to refer to the Participation Agreement as amended hereby. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any provision, right, power or remedy of any party hereto under any Operative Document.

        SECTION 4.2 Severability . Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 4.3 Headings . The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

        SECTION 4.4 Execution in Counterparts . This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SECTION 4.5 Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, written or oral, with respect thereto.

        SECTION 4.6 Successors and Assigns . This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ADC TELECOMMUNICATIONS, INC., as Lessee
By:	/s/ GOKUL V. HEMMADY

Name:	Gokul V. Hemmady

Title:	Vice President and Treasurer

LEASE PLAN NORTH AMERICA, INC., not in its individual capacity, except as expressly stated in the Participation Agreement, but solely as Agent Lessor
By:	/s/ BLAKE J. LACHER

Name:	Blake J. Lacher

Title:	Vice President

AMSTERDAM FUNDING CORPORATION, as a Participant
By:	/s/ BERNARD J. ANGELO

Name:	Bernard J. Angelo

Title:	Vice President

ABN AMRO BANK N.V., as a Participant
By:	/s/ BLAKE J. LACHER

Name:	Blake J. Lacher

Title:	Vice President

By:	/s/ CHERYL F. STEFFENS

Name:	Cheryl F. Steffens

Title:	Vice President

QuickLinks

FIRST AMENDMENT TO PARTICIPATION AGREEMENT